Exhibit 3


                             JOINT FILING AGREEMENT


In accordance with Rule 13-d(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Stock of Visicu, Inc., and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13D.

Dated: December 28, 2007


                                    KONINKLIJKE PHILIPS ELECTRONICS N.V.


                                    By:    /s/ Michael L. Manning
                                        ----------------------------------------
                                        Name:   Michael L. Manning
                                        Title:  Attorney-in-Fact


                                    PHILIPS HOLDING USA INC.


                                    By:    /s/ Michael L. Manning
                                        ----------------------------------------
                                        Name:   Michael L. Manning
                                        Title:  Attorney-in-Fact